UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

A. P. PHARMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

A.P. PHARMA, INC.

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 14, 2007

To the Stockholders of A.P. Pharma, Inc.:

A Special Meeting of Stockholders of A.P. Pharma, Inc. (the “Company”) will be held at the corporate offices at 123 Saginaw Drive, Redwood City, California 94063 on, December 14, 2007, at 9:00 a.m. local time, for the following purposes:

1. To approve the adoption of the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) comprising 3,000,000 shares of A.P. Pharma, Inc. common stock reserved for issuance under the Company’s 2007 Equity Incentive Plan.

2. To approve an amendment to the Company’s 1997 Employee Stock Purchase Plan (the “ESPP”) to increase by 100,000 the number of shares of common stock reserved for issuance under the Company’s 1997 Employee Stock Purchase Plan.

3. To adjourn or postpone the meeting.

Only stockholders of record at the close of business on November 2, 2007, are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting. A list of such stockholders will be open to examination by any stockholders at the Special Meeting and for a period of ten days prior to the Special Meeting during ordinary business hours at the offices of the Company located at 123 Saginaw Drive, Redwood City, California 94063.

BY ORDER OF THE BOARD OF DIRECTORS

Julian N. Stern, Secretary

Redwood City, California November 15, 2007

- IMPORTANT -

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON,

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN

THE ENCLOSED POSTPAID ENVELOPE OR FOLLOW THE TELEPHONE OR

INTERNET VOTING INSTRUCTIONS ON THE PROXY CARD AS SOON AS

POSSIBLE. THANK YOU FOR ACTING PROMPTLY.

A.P. PHARMA, INC.

123 Saginaw Drive

Redwood City, California 94063

(650) 366-2626

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the board of directors (the “Board”) of A.P. Pharma, Inc. ( the “Company”), a Delaware corporation. The proxy is solicited for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held at 9:00 a.m. local time on December 14, 2007, at the Company’s corporate offices at 123 Saginaw Drive, Redwood City, California 94063. The approximate date on which this proxy statement and the accompanying notice and proxy are first being mailed to stockholders is November 16, 2007.

Unless otherwise indicated, all information in this proxy statement reflects a 1-for-4 reverse split of our Common Stock that became effective on May 23, 2007.

REASON FOR SPECIAL MEETING

A.P. Pharma needs to provide equity ownership incentives to its current and prospective management and employees in order to incent and reward superior performance in achieving the Company’s long-term objectives, with the attendant rewards aligning with increased shareholder value as expressed in higher share prices. Our present equity incentive plans have very limited capacity to enable new equity awards to existing employees and for the recruitment of new management talent. The purpose of this special stockholders meeting is to obtain stockholders’ approval of the adoption of a new equity incentive plan and an increase of shares available within the Employee Stock Purchase Plan.

In the past we have relied principally upon stock option awards to provide equity incentives. As of October 31, 2007, the weighted-average exercise price of all our outstanding options was $8.96 per share, so far underwater when compared to our current market share prices that these options are basically ineffective in providing any meaningful incentive value. In addition, the size of the existing option program (outstanding options on approximately 522,000 shares as of October 31, 2007), is very small when measured as representing approximately 1.7% of our outstanding Common Stock on that same date. The existing active qualified option plan, our 2002 Equity Incentive Plan, has only approximately 84,000 shares remaining as available to support new awards. Our non-qualified plan has approximately 1,009,000 shares available for new awards, but these can only be used for inducement grants when hiring new employees.

The plan for which we are seeking stockholder approval, the 2007 Equity Incentive Plan, provides for equity awards covering up to 3,000,000 shares. Our board of directors has adopted this plan in the belief that it will provide a vital component in motivating the future performance needed from existing employees and, coupled with inducement-only grants from our non-qualified plan, will enable us to attract desired new highly qualified individuals deemed necessary to attain our goals. In addition, the requested 100,000 share supplement to our 1997 Employee Stock Purchase Plan represents the expansion of a previously successful means of incenting increased employee stock ownership of our shares.

VOTING

Only stockholders of record at the close of business on November 2, 2007, are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 30,791,404 shares of its Common Stock, $0.01 par value (the “Common Stock”). Holders of a majority of the outstanding shares of Common Stock of the Company, either present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, for the

proposals being presented for stockholder approval, if a quorum exists at the meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.

A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

REVOCABILITY OF PROXIES

Proxies which are properly executed and received by the Company before the Special Meeting will be voted at the Special Meeting. Any stockholder giving a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Special Meeting to the Secretary of the Company, at the Company’s corporate offices at 123 Saginaw Drive, Redwood City, California 94063 by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Special Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Special Meeting will not serve to revoke a proxy.

SOLICITATION OF PROXIES

Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile or electronic communications. No additional compensation will be paid for any such services. Costs of solicitation will be borne by the Company. The Company will, upon request, reimburse the reasonable fees and expenses of banks, brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth beneficial Common Stock ownership as of October 31, 2007, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and each executive officer named in the Summary Compensation Table included in this Proxy Statement, and (iii) all executive officers and directors as a group. Each person has sole investment and voting power with respect to the shares indicated, subject to community property laws where applicable and except as otherwise set forth in the footnotes to the table. Unless otherwise indicated, the address of each of the named individuals is c/o A.P. Pharma, Inc., 123 Saginaw Drive, Redwood City, CA 94063.

Name		Number of Shares(1)	Percent of Class(1)
Tang Capital Managment, LLC and its affiliates(2) 4401 Eastgate Mall San Diego, California 92121		4,848,485	15.8%

Visium Asset Management, LLC and its affiliates(3) 950 Third Avenue New York, New York 10022		3,044,603	9.9%

OrbiMed Advisors, LLC and its affiliates(4) 767 Third Avenue, 30th Floor New York, New York 10017		2,424,242	7.9%

RA Capital Management, LLC and its affiliates(5) 111 Huntington Avenue, Suite 610 Boston, Massachusetts 02199		2,424,242	7.9%

Deerfield Management Company, L.P. and its affiliates(6) 780 Third Avenue, 37th Floor New York, New York 10017		2,283,712	7.4%

Michael O’Connell(7)	Chief Operating Officer and Chief Financial Officer and Director	171,618	*

Paul Goddard(8)	Chairman of the Board	99,375	*

Toby Rosenblatt(9)	Director	90,683	*

Gregory Turnbull(10)	President and Chief Executive Officer and Director	72,939	*

Peter Riepenhausen(11)	Director	68,901	*

John Barr(12)	Senior Vice President, Research and Development	68,177	*

Robert Zerbe(13)	Director	26,890	*

Anastassios Retzios(14)	Vice President, Clinical Development	5,079	*

Arthur Taylor(15)	Director	4,563	*

Officers and Directors as a group (9 persons)		608,225	2.0%

*	Less than one percent.

(1)

Assumes the exercise of all outstanding options to purchase Common Stock held by such person or group to the extent exercisable on or before December 30, 2007, and that no other person has exercised any outstanding stock options. Based on 30,779,798 shares of Common Stock issued and outstanding as of October 31, 2007.

(2)

Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on June 25, 2007 by Tang Capital Management, LLC and its affiliates reporting the sole power to vote, to dispose or direct the disposition of 4,848,485 shares.

(3)

Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on August 15, 2007 by Visium Asset Management, LLC and its affiliates reporting the sole power to vote, to dispose or direct the disposition of 3,044,603 shares.

(4)

Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on August 7, 2007 by OrbiMed Advisors LLC and its affiliates reporting the sole power to vote, to dispose or direct the disposition of 2,424,242 shares.

(5)

Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on June 20, 2007 by RA Capital Management, LLC and its affiliates reporting the sole power to vote, to dispose or direct the disposition of 2,424,242 shares.

(6)

Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on June 19, 2007 by Deerfield Management Company, L.P. and its affiliates reporting the sole power to vote, to dispose or direct the disposition of 2,283,712 shares.

(7)	Includes 123,881 shares underlying stock options exercisable on or before December 30, 2007 and 12,500 shares of restricted stock subject to right of repurchase which lapses on March 23, 2009.

(8)	Includes 11,250 shares held in family trust and 80,625 shares underlying stock options exercisable on or before December 30, 2007.

(9)

Includes 40,000 shares held in family partnership, 22,500 shares underlying stock options exercisable on or before December 30, 2007 and 3,000 shares of restricted stock subject to right of repurchase which lapses on May 23, 2008.

(10)	Includes 38,750 shares underlying stock options exercisable on or before December 30, 2007 and 3,000 shares of restricted stock subject to right of repurchase which lapses on May 23, 2008.

(11)

Includes 44,833 shares held in family trust, 15,000 shares underlying stock options exercisable on or before December 30, 2007 and 3,000 shares of restricted stock subject to right of repurchase which lapses on May 23, 2008.

(12)	Includes 48,568 shares underlying stock options exercisable on or before December 30, 2007 and 6,250 shares of restricted stock subject to right of repurchase which lapses on March 23, 2009.

(13)	Includes 13,750 shares underlying stock options exercisable on or before December 30, 2007 and 3,000 shares of restricted stock subject to right of repurchase which lapses on May 23, 2008.

(14)	Includes 5,079 shares underlying stock options exercisable on or before December 30, 2007.

(15)	Includes 1,563 shares underlying stock options exercisable on or before December 30, 2007 and 3,000 shares of restricted stock subject to right of repurchase which lapses on May 23, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We are not a party to any related party transactions. Pursuant to our Code of Ethics and the Audit Committee Charter, our executive officers, directors and employees must disclose transactions involving actual or apparent conflicts of interests, such as related party to transactions, to the chairman of the audit committee. The audit committee is charged with reviewing and approving all related party transactions. No member of the board of directors or the compensation and stock option committee serves as a member of the board of directors or compensation and stock option committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation and stock option committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our compensation and stock option committee currently consists of Messrs. Rosenblatt (chair) and Riepenhausen. The compensation and stock option committee has responsibility for establishing, implementing and continually monitoring our compensation practices in order to make sure the total compensation paid to our directors, executive officers and key employees is fair, reasonable and competitive.

The main responsibilities of the compensation and stock option committee are:

•	to develop and periodically review compensation policies and practices applicable overall to our employees and specifically for individual executive officers;

•	to review, recommend and prioritize goals for us and our Chief Executive Officer and evaluate his performance in light of these goals;

•	to evaluate the performance of the other executive officers in the context of goals and objectives established for them by our Chief Executive Officer;

•

to review and evaluate any employment agreements, severance agreements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments thereto applicable to our executive officers and recommend the same for approval by our board of directors;

•	to oversee and evaluate our incentive, equity-based and other compensatory plans in which executive officers and key employees participate;

•	to review periodically the compensation and benefits offered to nonemployee directors and recommend changes to our board of directors as appropriate; and

•	to approve, subject to stockholder or board of directors approval as may be required, the creation or amendment of any incentive, equity-based or other compensatory plans.

The compensation and stock option committee operates under a written charter adopted by our board of directors on May 28, 2003. The charter provides that the compensation and stock option committee may delegate such of its authority and responsibilities as the compensation and stock option committee deems appropriate to the members of the compensation and stock option committee or any subcommittee thereof. A copy of the charter can be found at www.appharma.com, by clicking first on “Investor Relations”, under the heading “Company”, and then clicking on “Corporate Governance”.

Compensation Philosophy and Objectives

The compensation and stock option committee designs our executive compensation practices with the following overall objectives in mind:

•	attract, retain and motivate key executive talent;

•	align employee incentives with the interests of stockholders;

•	encourage high performance; and

•	promote employee accountability.

The compensation and stock option committee evaluates individual executive performance with a goal of setting compensation at levels the compensation and stock option committee believes are comparable with executives in other companies of similar size and stage of development operating in the biopharmaceutical industry, while taking into account our relative performance and our own strategic goals. We strive to provide a total compensation package to senior management that is competitive in the marketplace, recognizes individual performance and provides opportunities to earn rewards based on achievement of short-term and long-term individual and corporate objectives.

In the biopharmaceutical industry, many traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Because of our current stage of development, we have not used profitability or market value of our stock as a significant factor in review of executives’ performance and setting compensation. As such, we evaluate other indications of performance, such as progress of our research and development programs and corporate development activities, our success in recruiting and retaining highly qualified personnel and our success in securing capital sufficient to enable us to continue research and development activities. These considerations necessarily involve an assessment by the compensation and stock option committee of individual and corporate performance.

Setting Executive Compensation

Given the foregoing objectives, the compensation and stock option committee has structured our annual and long-term executive compensation to motivate executives to achieve our business goals and to reward the executives for achieving these goals.

The compensation and stock option committee held two meetings in 2006 and has met two times through October, 2007. Mr. Rosenblatt, Chairman of the committee, works with our Chief Executive Officer and our Chief Financial Officer to establish the meeting agendas. The compensation and stock option committee typically meets with our Chief Executive Officer and the Chairman of our board of directors. The compensation and stock option committee also regularly meets in executive session without management.

Although many compensation decisions are made in the first and third quarter, the compensation planning process neither begins nor ends with any particular compensation and stock option committee meeting. In the third quarter, the compensation and stock option committee meets and reviews annual base salaries and determines base salary increases, if any, to be effective on September 1 of each year. It meets again in the first quarter to set the corporate goals for the following year and to review the corporate goals for the prior year in order to determine the amount of cash bonuses and stock awards. Business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes.

Benchmarking

While we do not believe that it is appropriate to establish compensation levels solely based on benchmarking, we believe that information regarding pay practices at other companies is nevertheless useful in two respects. First, we recognize that compensation practices must be competitive in the marketplace. Second, independent marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. Accordingly, although our compensation and stock option committee has not retained a compensation consultant to review our policies and procedures with respect to executive compensation, we conduct an annual benchmark review of the base salaries of our executive compensation. This review is based on the Radford Biotechnology Survey, an independent third-party survey of executive compensation of biopharmaceutical companies in which we participate. We benchmark the base salaries of our executive officers against the median current compensation paid by comparable public or private biopharmaceutical companies with 50 or fewer employees. In order for our benchmarking to remain consistent from year to year, we intend to use these same parameters for our annual benchmark review (same industry and comparable size). The specific companies included in these groups may change based on their size, stage of development or other pertinent factors.

At each of its September 2006 and 2007 meetings, our compensation and stock option committee decided to set executive officers’ salaries at a level that was at or near the 50th percentile of salaries of executives with similar roles at comparable companies participating in the relevant Radford Biotechnology Survey. Our compensation and stock option committee believes that the 50th percentile for base salaries is the minimum cash compensation level that would allow us to attract and retain talented officers.

Our compensation and stock option committee realizes that using a benchmark may not always be appropriate but believes that it is the best alternative at this point in the life cycle of our company. In instances where an executive officer is uniquely key to our success, our compensation and stock option committee may provide compensation in excess of the 50th percentile. The compensation and stock option committee’s choice of the foregoing percentile reflected consideration of our stockholders’ interests in paying what was necessary, but not significantly more than necessary, to achieve our corporate goals, while conserving cash and equity as much as practicable. We believe that, given the industry in which we operate and the corporate culture that we have created, base compensation at this percentage level is generally sufficient to retain our existing executive officers and to hire new executive officers when and as required. Salaries for all employees, including the executive officers, are reviewed and approved effective September 1 each year. Executive officer salaries are reviewed and approved by our board of directors after taking into consideration the recommendations of the compensation and stock option committee. Gregory Turnbull was appointed as our President and Chief Executive Officer in October 2006 and Michael O’Connell was appointed to serve as our Chief Operating Officer in May 2007, and also as our Chief Financial Officer in June 2007. Upon their appointment, the compensation of these executives was determined based on the compensation of their predecessors and on salary survey data. In the case of Mr. Turnbull, an adjustment was made to account for his expected part-time employment, which was subsequently modified to take into account that his actual management involvement proved to be at the level of full-time employment.

Elements of Compensation

Our executive officers’ compensation currently has three primary components: base compensation or salary, annual cash bonuses under a performance-based, non-equity incentive plan (the management bonus plan), and stock option and/or restricted stock awards granted pursuant to our 2002 Equity Incentive Plan, which is described below under “Equity Compensation.” In addition, we provide our executive officers a variety of benefits that are available generally to all salaried employees. We establish executive officer base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We designed our executive bonus plan to focus our management on achieving key corporate objectives, and to reward achievement of these objectives. We utilize cash bonuses to reward performance achievements with a time horizon of one year, and we utilize salary as the base amount necessary to match our competitors for executive talent. We utilize stock options and/or restricted stock grants as long-term incentives to reward long-term performance and to provide the potential, over an extended tenure, of significant value for the officer.

We view these components of compensation as related but distinct. Although our compensation and stock option committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for the base salary component based in part, but not exclusively, on competitive benchmarking consistent with our recruiting and retention goals, and other considerations we deem relevant, such as rewarding extraordinary performance. We determine the appropriate level of annual bonuses for our executive officers based on the achievement of corporate goals, and the size of stock option and restricted stock grants based on the past year’s individual performance, officer’s position and tenure, and expected future contributions.

Our compensation and stock option committee intends to perform an annual strategic review of our executive officer compensation to determine whether we provide adequate incentive and motivation to our executive officers and whether we adequately compensate our executive officers relative to comparable officers in other companies with which we compete for executives. For compensation decisions relating to executive officers other than our Chief Executive Officer, including decisions regarding the grant of equity compensation, our compensation and stock option committee typically considers recommendations from the Chief Executive Officer and makes further recommendations to our board of directors.

Base Salaries

The salary component of executive compensation is based on the executive’s level of responsibility for meeting our objectives and performance, and comparison to similar positions at comparable companies. Base salaries for executive officers are reviewed and potentially adjusted annually based on information regarding competitive salaries, including salary survey data provided by third parties. Individual increases are established by the committee and the board of directors, taking into account recommendations of the Chief Executive Officer concerning the overall effectiveness of each executive and recommendations of the Chairman of the board of directors with respect to the Chief Executive Officer.

Equity Compensation

Our compensation policies recognize the importance of stock ownership by senior executives, and equity-based incentive compensation is an integral part of each executive’s compensation. Our compensation and stock option committee believes that the opportunity for stock appreciation through stock options and restricted stock awards which vest over time promotes the relationship between long-term interests of executive officers and stockholders. The size of specific awards takes into account the executive officer’s salary, number of shares and the pricing at date of grant for awards previously granted, and the contributions to our success.

All equity awards to our employees, including executive officers, and to our directors are awarded at the grant date closing price of our stock on The Nasdaq Global Market. We do not have any program, plan or obligation that requires us to grant equity compensation to employees or executive officers on specified dates, although we usually make annual grants to existing officers and employees during the first quarter of each fiscal year and to new hires upon commencement of their employment. Authority to make equity grants to non-executive employees rests with our compensation and stock option committee and with respect to executive officers the committee makes recommendations to the full board of directors for final approval. The committee does consider recommendations of the Chief Executive Officer in all such decisions, except for compensation of the Chief Executive Officer.

The value of the shares subject to the 2006 award grants to executive officers is reflected in the “Summary Compensation Table” table below and further information about these grants is reflected in the “Grants of Plan-Based Awards” table below.

Our 2002 Equity Incentive Plan authorizes us to grant options to purchase shares of our common stock to employees, directors and consultants. Our compensation and stock option committee is the administrator of the 2002 Equity Incentive Plan. Stock option grants are considered annually, at the commencement of employment and, occasionally, following a significant change in job responsibilities or to meet other special retention or performance objectives. The compensation and stock option committee reviews and recommends to the board of directors for approval stock option awards to executive officers based upon its assessment of past and expected individual performance, a review of each executive’s existing long-term incentives, and retention considerations. In 2006, certain named executive officers were awarded stock options in the amounts indicated in the section entitled “Grants of Plan Based Awards.” In 2007, through October: one stock option grant has been made to an executive officer, a grant to Dr. Barr for 8,750 shares; and five stock option grants of 2,500 shares each have been made to five directors, one of whom is Mr. Turnbull, who continues to receive non-employee directors’ compensation as part of the overall compensation package awarded to him upon being appointed to his executive role in October, 2006.

Our 2002 Equity Incentive Plan also permits awards of restricted stock. During 2006 and in 2007, through October, no awards of restricted stock have been made to executive officers other than a 2007 directors’ restricted stock grant of 3,000 shares to Mr. Turnbull, and four other restricted stock awards of 3,000 shares each have been made to four non-employee directors during 2007.

Our 1997 Employee Stock Purchase Plan, or ESPP, provides our employees, including our executive officers, with the opportunity to purchase our Common Stock through accumulated payroll deductions. Amounts deducted and accumulated for the participating employee’s account are used to purchase shares of our Common Stock on the last trading day of each purchase period at a price of 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period and the end of the purchase period without interest. Participating employees may end their participation at any time during an offering period, and they will be paid their payroll deductions accumulated to that date. Participation in the ESPP ends automatically upon termination of employment and payroll deductions credited to the participating employee’s account are returned to such employee without interest. In fiscal year 2006, Michael O’Connell purchased 4,151 shares and John Barr purchased 1,722 shares under the Purchase Plan. The remaining named executive officers did not purchase shares under the ESPP in fiscal year 2006. In 2007, through October, Mr. O’Connell and Dr. Barr purchased 4,265 and 3,483 shares, respectively, under the ESPP. Mr. Turnbull does not participate in the ESPP.

Our Non-Qualified Stock Plan, which is limited to new hires as a material inducement to accepting employment or consultancy with the Company, provides for the discretionary award of options, restricted stock and stock appreciation rights or any combination of these awards to an eligible person, provided, however, that only NQOs may be granted under the plan. Under the plan, the term of any NQO granted may not exceed 10 years, and the exercise price of any such NQO must be at least 100% of the fair market value of the Common Stock at the date of grant. Options generally vest over a period of four years.

Cash Bonuses Under Our Management by Objectives Program

Cash bonuses for executive officers and all other employees are determined under our management by objectives program, or MBO, which is approved annually by the board of directors. The MBO plan establishes annual corporate goals and a target bonus for all employees, including each executive officer, which is a percentage of base salary. For example, for the last fiscal year, the board of directors set the following corporate goals: raising additional capital, attaining certain progress levels with the APF530 Phase 3 clinical trials, attaining corporate partnering objectives and achieving certain corporate liquidity levels. The percentages are currently 35% for Michael O’Connell, Chief Operating Officer and Chief Financial Officer, 35% for John Barr, Ph.D., Senior Vice President, Research and Development, and 25% for Anastassios Retzios, Ph.D., Vice President, Clinical Development. Mr. Turnbull, President and Chief Executive Officer, does not participate in the MBO plan. The purpose of the plan is to articulate and highlight those top priority goals for the development and commercialization of our product pipeline and to translate business goals into individual accountabilities by linking performance to compensation. The percentage of the target bonus that is paid is dependent upon the percentage achievement of corporate goals. Officers only get paid bonuses upon achievement of corporate goals, therefore bonuses paid were reflective of achievement of the corporate goals. The MBO goals for 2006 were approved by the compensation and stock option committee and by the board of directors. At its January 16, 2007 meeting, the compensation and stock option committee determined that 20.5% of the total goals were achieved in the past fiscal year; therefore, our executive officers received 20.5% of their target bonus for the past fiscal year. Bonuses earned by the executive officers for achieving a percentage of the 2006 corporate goals were paid in January 2007. The MBO goals for 2007, approved by the compensation and stock option committee and by the board of directors, include raising of a targeted amount of equity capital, attaining defined progress levels with the APF530 Phase 3 trial and obtaining marketing partners for some of our product candidates. We believe these goals are challenging, and that a portion of them will have been achieved by year-end.

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees. There were no special benefits or perquisites provided to any executive officer in 2006. Mr. Turnbull, President and Chief Executive Officer, does not participate in our employee benefit plans.

Management Retention Arrangements

In March 2005 we entered into an amended and restated retention and non-competition agreement with Mr. O’Connell and a change of control agreement with Dr. Barr. Mr. O’Connell’s agreement was amended twice in 2007, most recently in August, without affecting any of its economic provisions, to conform with the newly-promulgated technical provisions of the Treasury Regulations under Section 409A of the Internal Revenue Code. Dr. Barr’s agreement was amended on November 8, 2007, to become a management retention agreement. Our board of directors approved these arrangements in order to mitigate some of the risk that exists for executives and scientists working in a biopharmaceutical company at our current stage of development, an environment where future success depends on successful research and development and where there is a meaningful likelihood that we may be acquired if our research and development efforts succeed. These arrangements are intended to attract and retain qualified executives and scientists that have alternatives that may appear to them to be less risky absent these arrangements, and to mitigate a potential disincentive to consideration and execution of an acquisition, particularly where the services of these executive officers and scientists may not be required by the acquirer. For quantification of these severance benefits, please see the discussion under “Potential Payments Upon Termination” below.

Compensation of Current Chief Executive Officer and Chief Financial Officer

On October 9, 2006, Michael O’Connell, at that time our President and Chief Executive Officer, began a temporary leave of absence for medical reasons. Effective that same date, our board of directors appointed Gregory Turnbull to serve as President and Chief Executive Officer. Mr. O’Connell resumed full-time employment with the Company as Chief Operating Officer on May 29, 2007 and as Chief Financial Officer on June 1, 2007. Mr. Turnbull continues to serve as President and Chief Executive Officer and is being compensated at an annual rate of $388,000. He continues to receive compensation for his service as a director at the rate payable to our outside directors. He does not participate in any of our employee benefit plans, the cash bonus plan or the Employee Stock Purchase Plan. Additionally, on October 9, 2006, Mr. Turnbull was granted an option to purchase 16,250 shares of our Common Stock. The option became exercisable on April 9, 2007. While serving as President and Chief Executive Officer in 2006, Mr. O’Connell earned a cash bonus of $24,775, paid in January of 2007; additionally, on January 10, 2006, Mr. O’Connell was granted an option to purchase 11,250 shares of our common stock. While on short-term medical leave, Mr. O’Connell was compensated via salary continuance less amounts received under short-term disability insurance; when he transferred to long-term medical leave status, his salary payments were discontinued.

On September 27, 2006, our board of directors approved the appointment of Stephen Whiteford to serve as our Vice President, Finance and Chief Financial Officer for an unspecified interim period. Mr. Whiteford was compensated at an annual rate of $215,000. Mr. Whiteford also received 3,750 shares of restricted stock, which restrictions lapsed on March 31, 2007. Mr. Whiteford completed his interim service to the company on June 1, 2007 and Mr. O’Connell assumed the position of Chief Financial Officer in addition to his position of Chief Operating Officer. Mr. O’Connell is being compensated at the annual rate of $285,000.

Executive Summary of 2006 and 2007 Compensation

In fiscal 2006 and 2007, we continued to apply the compensation principles described above in determining the compensation of our named executive officers, including our Chief Executive Officer. Our decisions were made in the context of uncertainties surrounding our drug development efforts and represent only modest increases in the base salaries and low performance-based component of the overall compensation.

In summary, the compensation decisions which covered the 2006 fiscal year and 2007 through October for the named executive officers were as follows:

•

We increased average annual base salaries for the named executive officers by approximately 5% on September 1, 2005 and by approximately 4% on September 1, 2006, and for the named executive officers plus Dr. Retzios by approximately 5% on September 1, 2007. In consideration for Mr. Turnbull devoting full-time to his position as our President and Chief Executive Officer, rather than the approximately half-time that had previously been contemplated, in October, 2007 Mr. Turnbull’s salary was retroactively adjusted via a one-time payment of $190,000 for his services for the 12 months ending October 1, 2007. Current annual base salary for Mr. Turnbull is $388,000, for Mr. O’Connell is $285,000, for Dr. Barr is $285,000 and for Dr. Retzios is $215,000.

•	Performance-based pay represented 7.2% of the total compensation actually paid to the named executive officers participating in the MBO plan for fiscal 2006.

Accounting and Tax Considerations

Effective January 1, 2006, we adopted the fair value recognition provisions of FASB Statement No. 123 (revised 2004), “Share-Based Payment”, or SFAS No. 123R. Under SFAS No. 123R, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Although we assessed the desirability of granting shares of restricted stock to our executive officers and employees in lieu of stock option grants in light of the accounting impact of SFAS No. 123R, we ultimately determined to retain our stock option granting program as the main component of our long-term compensation program as that program helps to align management performance with stockholder goals. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. The compensation and stock option committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the compensation and stock option committee believes that stock option grants to-date meet the requirement that such grants be “performance-based” and are, therefore, exempt from the limitations on deductibility. The compensation and stock option committee will continue to monitor the compensation levels potentially payable under our cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy and its best interests.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to us by all persons serving as principal executive officer and principal financial officer during fiscal year 2006, and one other most highly compensated executive officer whose salary and bonus for the fiscal year 2006 exceeded $100,000. We refer to these five executive officers as our named executive officers.

Name and Principal Position(s)	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Michael O’Connell(4) President and Chief Executive Officer	2006	$345,296	$21,111	$53,763	$24,775	$17,400	$462,345

Gregory Turnbull(5) President and Chief Executive Officer	2006	38,077	5,072	48,335	—	30,584	122,068

Gordon Sangster(6) Former Chief Financial Officer and Vice President, Finance	2006	147,869	—	2,532	—	11,913	162,314

Stephen Whiteford(7) Chief Financial Officer and Vice President, Finance	2006	66,981	3,351	—	—	1,488	71,827

John Barr Vice President, Research and Development	2006	239,608	10,555	16,602	17,192	14,400	298,357

(1)

The value of the stock and option awards has been computed in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period, excluding forfeiture assumptions. For more information, see Note 2 in the Notes to the Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 30, 2007.

(2)

The amounts listed were earned in 2006 and paid in January 2007, and reflect cash awards to the named individuals under the MBO program, which is described in the section titled “Elements of Compensation” in the Compensation Discussion and Analysis.

(3)

The stated amounts include a travel allowance and our matching contributions to our 401(k) Plan. We made matching cash contributions equal to 50% of each participant’s contribution during the plan year up to a maximum amount equal to the lesser of 3% of each participant’s annual compensation or $6,600. Mr. Turnbull does not participate in our MBO program or our 401(k) Plan and does not receive a travel allowance.

(4)

Mr. O’Connell began a temporary medical leave of absence as of October 9, 2006. On May 29, 2007, he assumed the position of our Chief Operating Officer. Effective June 1, 2007. Mr. O’Connell assumed additional responsibility as our Chief Financial Officer, on which date Mr. Whiteford completed his interim service to the company.

(5)

Mr. Turnbull became our President and Chief Executive Officer in October 2006. Prior to serving as President and Chief Executive Officer Mr. Turnbull served as an independent director on the board of directors. Compensation earned by Mr. Turnbull for his services as a director in 2006 and included in the summary compensation table include a restricted stock award valued at $5,072, option awards of $14,326, and director fees, reflected above in all other compensation, amounting to $9,000 paid in common stock and $21,584 paid in cash.

(6)	Mr. Sangster resigned as Vice President, Finance and Chief Financial Officer in August 2006.

(7)	Mr. Whiteford joined the Company in September 2006 as Vice President, Finance and Chief Financial Officer. On June 1, 2007, Mr. Whiteford completed his interim service to the Company.

Grants of Plan-Based Awards in Fiscal 2006

The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during fiscal year 2006.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1) Target ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)

Michael O’Connell	1/10/06	$120,854	—		—		$—	$—
	1/10/06				11,250		6.40	71,829

Gregory Turnbull	5/31/06	—	—		2,500	(5)	6.96	17,360
	5/31/06	—	1,250	(5)	—		—	8,650
	10/09/06	—	—		16,250	(6)	4.60	74,575

Gordon Sangster(7)	1/10/06	61,350	—		—		—	—

Stephen Whiteford	12/15/06	—	3,750		—		—	22,200

John Barr	1/10/06	83,863	—		—		—	—
	1/10/06	—	—		8,750		6.40	55,867

(1)

Amounts represent performance target awards under the MBO plan as described in the section titled “Elements of Compensation” in Compensation Discussion and Analysis. Awards of up to 100% of the target could be awarded for reaching 100% of corporate goals, and amounts significantly below target could be awarded if corporate goals are not met. None of the named executive officers are guaranteed an MBO award. The actual amount of the MBO award for 2006 performance is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Mr. Whiteford and Mr. Turnbull do not participate in the MBO plan and Mr. Sangster was ineligible to participate as he was not employed as of December 31, 2006.

(2)

The amounts listed reflect the number of shares of stock granted to each named executive officer pursuant to our 2002 Equity Incentive Plan and are described in the Outstanding Equity Awards at Fiscal Year-End Table below.

(3)	The amounts listed reflect stock options granted under our 2002 Equity Incentive Plan and are described in the Outstanding Equity Awards at Fiscal Year-End Table below.

(4)

The grant date fair value of the stock and option awards has been computed in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period. For more information, see Note 2 to the Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 30, 2007.

(5)	The amounts listed reflect compensation earned by Mr. Turnbull for his services as a director.

(6)

Upon his employment, Mr. Turnbull received the option to purchase 16,250 shares of our Common Stock with a grant price of $4.60, which was the closing price of the Company’s Common Stock on The Nasdaq Global Market on the grant date.

(7)

Mr. Sangster resigned as Chief Financial Officer and Vice President, Finance in September 2006. As a result, he has no outstanding stock or option awards and was ineligible to participate in the 2006 MBO program.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding outstanding equity awards at December 31, 2006 for our named executive officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units or Stock that Have Not Vested ($)
Michael O’Connell	2,578		8,672		$6.400	01/10/16	12,500	(2)	$68,500
	9,115		3,386		9.800	01/14/14	—		—
	9,792		208		4.280	01/23/13	—		—
	25,000		—		9.800	02/13/12	—		—
	6,250		—		12.500	01/25/11	—		—
	37,500		—		12.500	08/08/10	—		—
	7,500		—		18.500	12/16/08	—		—
	15,000		—		16.752	10/20/08	—		—
	5,000		—		25.500	01/13/08	—		—
	10,000		—		29.500	05/21/07	—		—

Gregory Turnbull	—		2,500	(3)	6.960	05/31/16	1,250	(4)	6,850
	—		16,250	(5)	4.600	10/09/16	—		—
	2,500	(3)	—		6.400	05/25/15	—		—
	2,500	(3)	—		11.756	05/25/14	—		—
	2,500	(3)	—		4.840	05/28/13	—		—
	2,500	(3)	—		9.360	05/22/12	—		—
	2,500	(3)	—		11.800	05/06/11	—		—
	2,500	(3)	—		14.000	07/31/10	—		—
	2,500	(3)	—		23.500	06/16/09	—		—
	2,500	(3)	—		27.252	06/10/08	—		—
	2,500	(3)	—		31.000	06/18/07	—		—

Gordon Sangster	—		—		—	—	—		—

Stephen Whiteford	—		—		—	—	3,750	(6)	20,550

John Barr	2,005		6,745		6.400	01/10/16	6,250	(2)	34,250
	4,557		1,693		9.800	01/14/14	—		—
	1,836		39		4.280	01/23/13	—		—
	3,125		—		5.760	08/22/12	—		—
	8,750		—		8.000	08/21/11	—		—
	5,000		—		11.500	10/27/10	—		—
	7,500		—		13.376	08/01/10	—		—
	2,500		—		18.500	12/16/08	—		—
	3,750		—		16.752	10/20/08	—		—
	3,750		—		24.000	06/23/08	—		—
	2,500		—		32.000	07/14/07	—		—

(1)	All unvested options vest monthly over the first four years of the ten-year option term, except where noted.

(2)	Stock award that fully vests March 23, 2009.

(3)	Options granted for director compensation that fully vest one year from the date of grant.

(4)	Stock award received as director compensation that vested May 23, 2007.

(5)	One time grant upon appointment as President and Chief Executive Officer that vested April 9, 2007.

(6)	Stock award fully vested March 31, 2007.

All stock and option awards reported in summary compensation table, and where applicable the director compensation table, are repeated in the outstanding equity awards table. This does not constitute additional compensation to the named executive officers.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our named executive officers during 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Michael O’Connell	—	$—	—	$—
Gregory Turnbull	—	—	—	—
Gordon Sangster	1,680	1,694	—	—
Stephen Whiteford	—	—	—	—
John Barr	—	—	—	—

Pension Benefits

We do not have a defined benefit plan. Our named executive officers did not participate in, or otherwise receive any special benefits under, any pension or retirement plan sponsored by us during the year ended December 31, 2006 and during 2007 to-date.

Nonqualified Deferred Compensation

During the year ended December 31, 2006 and during 2007 to-date, our named executive officers did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination

On March 23, 2005, we entered into an amended and restated retention agreement with Mr. O’Connell. This agreement provides that if Mr. O’Connell’s full-time employment with us as President and Chief Executive Officer is terminated without cause or if he terminates his employment for good reason, as such terms are defined in his agreement, then, subject to his entering into a release with us, Mr. O’Connell shall remain employed by us as a supplemental employee for a period of 24 months. During this 24-month period, Mr. O’Connell shall receive his base salary in effect on the date of termination, with 50% of such salary payable in an initial lump sum payment and the remaining 50% payable in accordance with our normal payroll practices over the 24 months. He shall also receive an annual bonus for the 24-month period that is equal to the bonus paid to Mr. O’Connell during the immediately preceding 12-month period as well as continued vesting of Mr. O’Connell’s options during such 24-month period. Upon a change of control, as such term is defined in his agreement, followed by the termination of Mr. O’Connell’s employment without cause or his termination of his employment for good reason, all of Mr. O’Connell’s unvested options shall vest in full. In addition, upon a change of control, all restrictions on his restricted stock shall lapse. On May 25, 2007 and again on August 23, 2007, we amended this agreement without affecting any of its economic provisions to conform with the newly-promulgated technical provisions of Treasury Regulations under Section 409A of the Internal Revenue Code. During Mr. O’Connell’s medical leave, which began in October, 2006, he remained an employee and subject to the terms of this agreement. Upon his return to active employment as Chief Operating Officer and Chief Financial Officer in May and June of 2007, respectively, his potential reinstatement as President and Chief Executive Officer remained subject to consideration by the board of directors at such time as Mr. O’Connell was ready and able to assume all of the duties and responsibilities of that latter position. At a board of directors meeting on September 26, 2007 the board informed Mr. O’Connell that it did not intend to reinstate him as President and Chief Executive Officer. Under the terms of the retention agreement, Mr. O’Connell may, within the ninety day period following such notification, give notice to us that the non-reinstatement decision has prompted his voluntary termination from the President and Chief Executive Officer position for good reason, which would then initiate his receipt of the benefits of the retention agreement, subject to a 30-day mitigation period by the Company. Alternatively, subject to the will of the board, he could elect to continue in his role as Chief Operating Officer and Chief Financial Officer, but the present retention agreement would lapse in accordance with its terms.

On March 23, 2005, we entered into a change of control agreement with Dr. Barr. Dr. Barr’s agreement was amended on November 8, 2007, to become a management retention agreement. This amended agreement provides that if Dr. Barr’s employment is terminated by us without good cause or by him for good reason, as such terms are defined in his agreement, he shall receive his annual base salary in effect on the date of termination, the average of any bonus paid during each of the three 12-month periods prior to termination, and the continued vesting of his unvested stock options, all for a 12 month period following such termination, and the lapse of all remaining forfeiture and transfer restrictions on restricted stock previously granted to him. Such salary and bonus payments shall be paid in twelve equal monthly increments. In addition, upon a change of control, all of his unvested stock options shall immediately vest, and all restrictions on his restricted stock shall lapse.

The following table sets forth information regarding potential payments to the named executive officers if the termination payments were triggered on October 31, 2007, assuming the management retention agreement with Dr. Barr as amended on November 8, 2007 had been effective as of October 31, 2007, and assuming maximum payouts which would occur if a change of control had occurred.

Name	Base Salary ($)	Bonus ($)	Value of Shares Previously Unvested ($)(1)	Value of Restricted Stock Previously Subject to Repurchase ($)(2)
Michael O’Connell(3)	$714,000	$49,550	$—	$24,375
John Barr(4)	285,000	34,302	—	12,187

(1)	The dollar value of unvested stock options was calculated using the closing market price of our common stock on October 31, 2007, which was lower than the exercise price of these options.

(2)	The dollar value of restricted stock, net of consideration paid by the named executive officer, was calculated using the closing market price of our common stock on October 31, 2007.

(3)	Based on 6,119 shares of unvested stock options and 12,500 shares of restricted stock as of October 31, 2007.

(4)	Based on 11,432 shares of unvested stock options and 6,250 shares of restricted stock as of October 31, 2007.

401(k) Plan

We have established and maintain a retirement savings plan under section 401(k) of the Internal Revenue Code to cover our eligible employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to a 401(k) plan. Our 401(k) plan is qualified under Section 401(a) of the Internal Revenue Code and its associated trust is exempt from federal income taxation under Section 501(a) of the Internal Revenue Code. Our 401(k) plan permits us to make matching contributions on behalf of eligible employees, and we currently make these matching contributions up to a maximum amount equal to the lesser of 3% of each participant’s annual compensation or $6,600.

Equity Compensation Plan Information

The table below discloses information as of October 31, 2007 with respect to the Company’s equity compensation plans that have been approved by stockholders and plans that have not been approved by stockholders.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	471,503	$9.19	83,908
Equity compensation plans not approved by security holders	50,625	6.81	1,009,010

Total	522,128	8.96	1,092,918

In October 2000, the Company adopted the Non-Qualified Stock Plan covering 62,500 shares. In September 2007, the Board, subject to approval by the Compensation and Stock Option Committee, authorized the reservation for issuance of an additional 1,000,000 shares under the plan and authorized amendments to the plan to limit participation awards to new hires, to provide for stock appreciation rights and to require the exercise price of any NQO to be at 100% or more of fair market value. The availability of the recently added shares for awards will expire in 2017. Under the Non-Qualified Plan, awards may be granted only as a material inducement to any new hire accepting employment or consultancy with the Company. The plan provides for the discretionary award of options, restricted stock and stock appreciation rights or any combination of these awards to an eligible person, provided, however, that only NQOs may be granted under the plan. Under the plan, the term of any NQO granted may not exceed 10 years, and the exercise price of any such NQO must be at least 100 % of the fair market value of the Common Stock at the date of grant. Options generally vest over a period of four years.

Director Compensation

Each director who is not an employee (a “non-employee director”) is eligible to receive compensation for his services as a member of our board of directors or any of its committees, except that Mr. Turnbull, our President and Chief Executive Officer, continues to receive non-employee directors’ compensation as part of the overall compensation package awarded to him upon being appointed to his executive role in October, 2006. The following compensation policies are effective as of May 31, 2006.

Each non-employee director receives an annual cash retainer of $15,000. In addition, each non-employee director receives a cash payment of $2,000 for each board of directors meeting attended in person or $1,000 for each board of directors meeting attended via teleconference. Each member of the audit committee, finance committee, nominating and governance committee and compensation and stock option committee receives $1,000 for attending each meeting of the committee in person and $500 for attending each meeting of the committee via teleconference; provided, however, that per meeting fees are not paid for meetings held on the same day as another committee or board meeting for which a fee is paid. In addition, the committee chairs receive the following annual cash retainers:

•	audit committee chair: $5,000;

•	finance committee chair: $2,000;

•	compensation and stock option committee chair: $2,000; and

•	nominating and governance committee chair: $1,000.

Each non-employee director receives annually an option to acquire 2,500 shares of our common stock upon re-election at the annual stockholder meeting with the exercise price equal to the fair market value of our stock, as reflected by the closing price of our stock on the grant date. The options fully vest on the earlier of the one year anniversary date or the next year’s annual stockholders meeting date.

In 2006 and 2007, each non-employee director received a restricted stock award of 1,250 shares and 3,000 shares, respectively, upon re-election at the annual stockholder meeting. The restrictions lapse on the earlier of the one year anniversary date or the next year’s annual stockholder meeting date.

Prior to May 31, 2006 all non-employee director fees were paid quarterly in shares of common stock based on the closing market price on the last day of the quarter.

The following table shows for the fiscal year 2006 certain information with respect to the compensation of all of our non-employee directors.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards(2)	All Other Compensation(3)	Total
Stephen Drury(4)	$—	$—	$4,147	$6,500	$10,647
Paul Goddard(5)	—	—	22,467	61,500	83,967
Peter Riepenhausen(6)	13,250	5,072	14,326	7,500	40,148
Toby Rosenblatt(7)	18,500	5,072	14,326	9,000	46,898
Arthur Taylor(8)	11,500	—	2,112	—	13,612
Dennis Winger(9)	10,000	5,072	14,326	8,500	37,898
Robert Zerbe(10)	13,750	5,072	19,027	14,000	51,849

(1)

Mr. O’Connell is not included in this table as he receives no compensation for his services as a director. The compensation received by Mr. O’Connell as an employee is shown in the Summary Compensation Table. Mr. Turnbull is not included in this table. The compensation received by Mr. Turnbull as an employee and director is shown in the Summary Compensation Table.

(2)

The value of the stock and option awards has been computed in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period. For more information, see Note 2 in the Notes to the Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 30, 2007.

(3)	All other compensation includes fees earned and paid in shares of common stock, and consulting fees where noted.

(4)	Mr. Drury did not stand for re-election in 2006. He has no stock options or restricted stock awards outstanding as of December 31, 2006.

(5)

Dr. Goddard received $61,500 for consulting services during 2006. He received no other compensation as chairman of the board of directors in 2006. He has one stock award and seven option awards outstanding as of December 31, 2006.

(6)	Mr. Riepenhausen has one stock award and seven option awards outstanding as of December 31, 2006.

(7)	Mr. Rosenblatt has one stock award and ten option awards outstanding as of December 31, 2006.

(8)

Mr. Taylor joined the Board in August 2006 and received a one time stock option grant of 6,250 shares of common stock under the Non-Qualified Stock Plan. He has no other awards or options outstanding as of December 31, 2006.

(9)

Mr. Winger resigned from the board of directors in 2006. He had one restricted stock award and four option awards outstanding as of December 31, 2006. The restricted stock award was forfeited and the stock option awards expired unexercised following his resignation.

(10)	Dr. Zerbe received $7,000 for consulting services during 2006, which is included in all other compensation. He has one stock award and four option awards outstanding as of December 31, 2006.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

The compensation and stock option committee of the board of directors (the “Committee”) is responsible for establishing compensation policies applicable to the Company’s executive officers and, pursuant to such policies, determining the compensation payable to the Company’s Chief Executive Officer and other executive officers of the Company, reporting annually to the Company’s stockholders on executive compensation matters, administering the Company’s equity-based compensation plans, and taking or causing to be taken such other actions and addressing such other matters as the Board may from time to time authorize the Committee to undertake or assume responsibility for.

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this special meeting proxy statement on Schedule 14A.

Compensation and Stock Option Committee

Peter Riepenhausen
Toby Rosenblatt

The Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

PROPOSAL ONE

APPROVAL OF THE ADOPTION OF THE COMPANY’S 2007 EQUITY INCENTIVE PLAN

At the Special Meeting, stockholders will be asked to approve the adoption of the Company’s 2007 Equity Incentive Plan comprising 3,000,000 shares of Common Stock reserved for issuance thereunder. Such approval will require the affirmative vote of a majority of shares present and voting at the Special Meeting.

The Company’s 2007 Equity Incentive Plan (the “2007 Plan”) is intended to provide equity ownership incentives to its current and prospective management and employees in order to incent and reward superior performance in achieving the Company’s long-term objectives, with the attendant rewards aligning with increased shareholder value as expressed in higher share prices. Subject to stockholder approval, the Company’s board of directors (the “Board”) has approved the adoption of the 2007 Plan comprising 3,000,000 shares of Common Stock reserved for issuance under the 2007 Plan. The following description of the 2007 Plan is a summary and is qualified by reference to the complete text of the 2007 Plan, which is appended to this proxy statement. You can also request a copy of the 2007 Plan by writing to the Company to the attention of Investor Relations, A.P. Pharma, Inc., 123 Saginaw Drive, Redwood City, California 94063.

DESCRIPTION OF THE 2007 EQUITY INCENTIVE PLAN

On September 26, 2007, the Board approved the A.P. Pharma, Inc. 2007 Equity Incentive Plan under which 3,000,000 shares of Common Stock will be reserved for issuance (which, together with the approximately 84,000 shares remaining available under the 2002 Plan, would represent approximately 10.0% of the outstanding shares as of October 31, 2007 in stockholder-approved plans). The Board adopted the 2007 Plan because the Company’s 2002 Equity Incentive Plan (the “2002 Plan”) has only approximately 84,000 shares available for grant, and the Company’s Non-Qualified Stock Plan is limited to new hires. As a consequence, without approval of the 2007 Plan, the Company anticipates it will no longer have sufficient shares available for periodic grants principally to its management and key employees. The Board believes that the Company should continue to have a stockholder-approved compensation plan to make compensation awards to attract and retain employees, executive officers, directors and other service providers. The 2007 Plan will not become effective unless it is approved by the Company’s stockholders. If the stockholders approve the 2007 Plan, this approval is intended to satisfy the stockholder approval requirements under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), so as to permit the Company to deduct under federal income tax law certain amounts paid under the 2007 Plan to executive officers that might otherwise not be deductible, and to permit the Company to grant “incentive stock options” eligible for special tax treatment under Code Section 422.

If the 2007 Plan is approved by the stockholders, the 2007 Plan will become effective on December 14, 2007. If the 2007 Plan is not approved by the stockholders, after the grant of the few remaining shares available under the 2002 Plan, the Company will not have a stockholder-approved plan pursuant to which it may grant equity awards that satisfy certain tax requirements to employees.

The material terms of the 2007 Plan include the following:

•

the types of awards that may be granted are stock options (including incentive stock options and nonstatutory stock options), restricted stock, restricted stock units, stock appreciation rights and other similar types of equity awards intended to qualify as “performance-based” compensation under applicable tax rules;

•	the maximum number of shares of Common Stock that will be available for issuance under the 2007 Plan is 3,000,000 shares;

•

shares of Common Stock may be granted under the 2007 Plan during its term as restricted stock grants, restricted stock units or any similar type of equity award that does not require the awardee to pay the Company an amount equal to the fair market value of the Common Stock as of the award grant date in order to acquire the award shares;

•	unissued shares subject to awards that are canceled, expire or are forfeited will be available for re-grant or sale under the 2007 Plan;

•

shares that have been issued under the 2007 Plan, whether upon exercise of a stock option or under a stock award, will not be available for future distribution under the 2007 Plan unless the shares are repurchased by or forfeited to the Company upon the awardee’s failure to vest in or otherwise earn the shares;

•

if an awardee pays the exercise or purchase price of an award through the tendering of shares or if award shares are withheld or tendered to satisfy applicable withholding obligations, the number of shares tendered or withheld shall become available for re-issuance under the 2007 Plan;

•

a repricing of options or stock appreciation rights without stockholder approval is prohibited (other than in connection with certain changes in the Company’s capitalization such as stock splits, as further described below);

•

no awardee may be granted in any calendar year under the 2007 Plan, options or other stock awards covering more than 300,000 shares, except that in connection with an awardee’s initial service to the Company, an awardee may be granted awards covering up to an additional 200,000 shares in the year in which service commences;

•

in the event of any stock split, reverse stock split, stock dividend, combination, reclassification of our Common Stock or any other change to the capital structure of the Company (effected without receipt of consideration by the Company), the Administrator shall make proportionate adjustments to (1) the number of shares of Common Stock covered by each outstanding award under the 2007 Plan, (2), the number of shares of Common Stock which have been authorized for issuance under the 2007 Plan but as to which no awards have yet been granted or which have been returned to the 2007 Plan upon cancellation, forfeiture or expiration of an award, (3) each of the share limitations under the 2007 Plan, and (4) the price per share of Common Stock covered by each such outstanding award under the 2007 Plan;

•	stockholder approval is required for certain types of amendments to the 2007 Plan;

•	the 2007 Plan permits the grant of awards intended to qualify as “performance-based compensation” under Code Section 162(m); and

•	the 2007 Plan will terminate in December 2017 unless it is extended or terminated earlier pursuant to its terms.

Summary of the 2007 Plan

General. A copy of the 2007 Plan is attached to this proxy statement as Annex A. The following description of the 2007 Plan is a summary and so is qualified by reference to the complete text of the 2007 Plan.

The purpose of the 2007 Plan is to provide equity ownership incentives to current and prospective management and employees in order to incent and reward superior performance in achieving the Company’s long-term objectives, with the attendant rewards aligning with increased shareholder value as expressed in higher share prices. Stock options and stock awards, including restricted stock, restricted stock units, stock appreciation rights and similar types of equity awards, may be granted under the 2007 Plan. Options granted under the 2007 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options.

Administration. The 2007 Plan may be administered by the Board, a committee of the Board, or an employee or director of the Company delegated by the Board or the Board committee in accordance with the terms of the 2007 Plan (as applicable, the “Administrator”).

Eligibility. Awards may be granted under the 2007 Plan to employees, including officers, directors and consultants of the Company and its affiliates. Incentive stock options may be granted only to employees of the Company or its subsidiaries. There are currently approximately 37 employees, and consultants and directors eligible to receive awards under the 2007 Plan. The Board or committee, in its discretion, selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

Section 162(m) Limitations. Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid in a year to the company’s Chief Executive Officer or any of the four other most highly compensated officers. Stock options and other stock awards may qualify as performance-based compensation if the company satisfies certain requirements in connection with the plan under which the awards are granted. Among other requirements, the plan must be stockholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the plan during a specified period. Accordingly, the 2007 Plan provides that no awardee may be granted equity awards covering more than 300,000 shares in any calendar year, except that in connection with an awardee’s initial service to the Company, an awardee may be granted awards covering up to an additional 200,000 shares in the year in which service commences.

Additional requirements apply to certain forms of compensation, such as stock awards other than stock options and stock appreciation rights, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of the awards be contingent upon achievement of performance goals that are established in a manner specified under Section 162(m) of the Code.

Stockholder approval of this proposal will constitute stockholder approval of the share and dollar limitations as well as of the qualifying performance criteria for Section 162(m) purposes. Although the Company seeks stockholder approval of the 2007 Plan in a manner that will allow awards granted thereunder to qualify as performance-based compensation under Section 162(m), it does not guarantee that awards granted hereunder will so qualify and the Company from time to time may choose to grant awards that cannot so qualify. To continue to comply with Section 162(m), we will be required to seek stockholder approval of the qualifying performance criteria again in 2012.

Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option or a nonstatutory stock option may not be less than 100% of the fair market value of the Common Stock on the date the option is granted and the exercise price of an incentive stock option granted to an employee who holds more than 10% of the voting stock of the Company may not be less than 110% of the fair market value of the Common Stock on the date the option is granted. The fair market value of our Common Stock is the closing price for the shares as quoted on the Nasdaq Global Market as of the applicable date. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change in the Company’s capitalization—see “Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale” below).

Exercise of Option; Form of Consideration. The Administrator determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. The Company’s standard vesting schedule applicable to options granted to employees has been a four-year period from the date of grant or the date of hire, assuming continued employment with the Company. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The 2007 Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of the Company (with some restrictions), broker assisted same-day sales, a reduction in the amount of any the Company liability owed to the awardee (including any liability attributable to the awardee’s participation in any the Company-sponsored deferred compensation program or arrangement), any other form of consideration permitted by applicable law (which may include a “net exercise” program) and the Administrator, or any combination thereof.

Term of Option. The term of an option may be no more than ten years from the date of grant, although the term of an incentive stock option granted to an employee who holds more than 10% of the voting stock of the Company may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Employment. If an optionee’s employment terminates for any reason other than death or disability, then options held by the optionee under the 2007 Plan generally will be exercisable to the extent they are vested on the termination date for a period of three months (or such other period set by the Administrator) after the termination but not beyond the expiration of the award.

Generally, if an optionee’s employment terminates as a result of optionee’s death, all outstanding options that were vested and exercisable as of the date of the optionee’s death may be exercised for twelve months following the optionee’s death but in no event after the expiration date. Generally, if an optionee’s employment terminates as a result of the optionee’s disability, then all options to the extent they are vested and exercisable on the termination date may be exercised for twelve months following the termination date but in no event after the expiration date. The Administrator has the authority to extend the period of time for which an award is to remain exercisable following an awardee’s termination (taking into account limitations and consequences under the Code) but not beyond the expiration of the term of the award.

Terms and Conditions of Stock Awards. Stock awards may be restricted stock grants, restricted stock units, stock appreciation rights or other similar stock awards (including awards that do not require the awardee to pay any amount in connection with receiving the shares or that have a purchase price that is less than the grant date fair market value of our stock). Restricted stock units represent a promise to deliver shares of our Common Stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Stock appreciation rights are rights to receive cash and/or shares of our Common Stock based on the amount by which the exercise date fair market value of a specific number of shares exceeds the grant date fair market value of the exercised portion of the stock appreciation right. The total number of shares to which a stock appreciation right applies (rather than the net number issued upon settlement) shall be deducted against the number of shares of Common Stock reserved for issuance under the 2007 Plan upon settlement of the stock appreciation right. Restricted stock grants are awards of a specific number of shares of our stock.

Each stock award agreement will contain provisions regarding (i) the number of shares subject to the stock award, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria (including qualifying performance criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award or the shares, and (vi) such further terms and conditions, in each case not inconsistent with the 2007 Plan, as may be determined from time to time by the Administrator.

The term of a stock appreciation right may be no more than ten years from the date of grant.

Nontransferability. Generally, awards granted under the 2007 Plan are not transferable other than by will or the laws of descent and distribution or to a designated beneficiary upon the awardee’s death. The Administrator may in its discretion make an award transferable (other than for value) to an awardee’s family member or any other person or entity as it deems appropriate.

Qualifying Performance Criteria. Qualifying performance criteria means the goal(s) (or combined goal(s)) determined by the Administrator in its discretion to be applicable to an awardee with respect to an award and may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash flow; (ii) earnings per share; (iii) market share; (iv) profit after tax; (v) profit before tax; (vi) revenue; (vii) total stockholder return; (viii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); and (ix) other similar criteria set forth in the 2007 Plan.

The performance goals may differ from awardee to awardee and from award to award. Any criteria used may be measured in absolute terms or as compared to another company or companies. Any criteria used may be measured against the performance of the Company as a whole or a segment of the Company. In establishing performance goals, the Company may exclude one or more non-recurring items from its measurement of achievement. Various rules apply under Section 162(m) as to when and how qualifying performance objectives may be established and achievement of such objectives may be confirmed.

Deferral of Award Benefits. The Administrator may permit awardees whom it selects to defer compensation payable pursuant to the terms of an award or defer compensation arising outside the terms of the 2007 Plan pursuant to a program that provides for deferred payment in satisfaction of other compensation amounts through the issuance of one or more awards under the 2007 Plan.

Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale. In the event of any stock split, reverse stock split, stock dividend, combination, reclassification of our common stock or any other change to the capital structure of the Company (effected without receipt of consideration by the Company), the Administrator shall make proportionate adjustments to (1) the number of shares of Common Stock covered by each outstanding award under the 2007 Plan, (2) the number of shares of Common Stock which have been authorized for issuance under the 2007 Plan but as to which no awards have yet been granted or which have been returned to the 2007 Plan upon cancellation, forfeiture or expiration of an award, (3) each of the share limitations set forth in Section 3 of the 2007 Plan (reserves shares and per person limits) and (4) the price per share of Common Stock covered by each such outstanding award under the 2007 Plan.

In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, as determined by the Board or the Administrator, the Board or the Administrator, may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise or purchase price applicable) to, each outstanding award; (ii) accelerate the vesting of options and terminate any restrictions on stock awards; and/or (iii) provide for termination of awards as a result of the transaction on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the awardee.

The award will be considered assumed if, following the merger or sale of assets, the option or award confers the right to purchase or receive, for each share of Common Stock subject to the award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares), although if such consideration received in the merger or sale of assets is not solely Common Stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the award, for each share of Common Stock subject to the award, to be solely common stock of the successor corporation equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each awardee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the shares subject thereto issued to the awardee and unless otherwise determined by the Administrator, an award will terminate immediately prior to the consummation of such proposed transaction.

The Administrator has the authority to accelerate vesting of outstanding awards under the 2007 Plan at any time in its sole discretion.

Amendment and Termination of the 2007 Plan. The Administrator may amend, alter or discontinue the 2007 Plan or any award agreement at any time. However, the Company will obtain stockholder approval for any amendment to the 2007 Plan if stockholder approval is necessary or desirable to comply with any applicable law or Nasdaq Global Market listing requirements. In addition, the Company will obtain stockholder approval of any of the following: (i) an increase in the number of shares available for issuance under the 2007 Plan (other than an adjustment on a stock split or other corporate transaction), (ii) a change of the class of persons eligible to receive awards under the 2007 Plan; (iii) a reduction in the minimum exercise prices at which options may be granted; or (iv) any amendment of outstanding options or stock appreciation rights that effects a repricing of such awards. Generally, no amendment of the 2007 Plan shall impair the rights of an outstanding award without the consent of the awardee.

New Plan Benefits. Because benefits under the 2007 Plan will depend on the Administrator’s actions and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by employees, officers, directors and consultants if the 2007 Plan is approved by the stockholders. No awards have been granted or promised to be granted under the 2007 Plan to any individual as of the date of this Proxy Statement.

Federal Income Tax Consequences

THE FOLLOWING IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS UNDER THE 2007 EQUITY INCENTIVE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS.

Options. The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If shares are sold or otherwise disposed of before these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m)).

The grant of a nonstatutory option having an exercise price equal to the grant date fair market value of our Common Stock has no federal income tax effect on the optionee. Upon the exercise of a nonstatutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a nonstatutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long the stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. The Company may allow nonstatutory stock options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer. In the case of both incentive stock options and nonstatutory stock options, special federal income tax rules apply if the Company’s Common Stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Awards. Stock awards will generally be taxed in the same manner as nonstatutory stock options. Shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to the Company and are not transferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

The American Jobs Creation Act of 2004 added Section 409A to the Code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the individual participant for failure to comply with Section 409A.

Section 409A does not apply to incentive stock options, nonstatutory stock options that have an exercise price that is at least equal to the grant date fair market value and meet certain other requirements and restricted stock type awards provided there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.

Accounting Treatment

The Company will recognize compensation expense in connection with awards granted under the 2007 Plan as required under applicable accounting standards, including under Statement of Financial Accounting Standards No. 123(R). The Company currently amortizes compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL ONE TO APPROVE THE ADOPTION OF THE COMPANY’S 2007 EQUITY INCENTIVE PLAN.

PROPOSAL TWO

APPROVAL OF THE AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN

At the Special Meeting, stockholders will be asked to amend the Company’s 1997 Employee Stock Purchase Plan (the “ESPP”) to increase by 100,000 the number of shares of Common Stock reserved for issuance under the Company’s 1997 Employee Stock Purchase Plan. Such approval will require the affirmative vote of a majority of shares present and voting at the Special Meeting.

The board of directors has approved an amendment, subject to stockholder approval, to the ESPP. The following description of the ESPP is a summary and so qualified by reference to the complete text of the purchase plan. The ESPP permits the Company’s employees to purchase the Company’s Common Stock at a discounted price. This plan is designed to encourage and assist employees of the Company to acquire an equity interest in the Company through the purchase of shares of Company Common Stock. Approximately 37 employees of the Company are eligible to participate in the ESPP. You can request a copy of the ESPP by writing to the Company to the attention of, Investor Relations, A.P. Pharma, Inc., 123 Saginaw Drive, Redwood City, California 94063.

Subject to stockholder approval, the board of directors has approved an increase of 100,000 shares from 200,000 to 300,000 shares, under the ESPP. Management expects these shares to be sufficient for all stock purchases under the plan for approximately three years. As of October 31, 2007, 166,840 shares have been issued under the ESPP.

Description of the 1997 Employee Stock Purchase Plan

All employees, including executive officers, customarily employed more than 20 hours per week and more than five months per year by the Company are eligible to participate in the ESPP as of the first semi-annual enrollment date following employment. However, employees who hold, directly or through options, five percent or more of the stock of the Company are not eligible to participate. Participants may elect to make contributions up to a maximum of 10% of base earnings. On the last trading date of April and October, the Company applies the funds then in each participant’s account to the purchase of shares. The cost of each share purchased is 85% of the lower of the closing prices for Common Stock on: (i) the first trading day in the enrollment period in which the purchase is made; or (ii) the purchase date. The length of the enrollment period may not exceed a maximum of 24 months. Enrollment dates are the first business day of May and November. The board of directors may limit the maximum number of shares that may be purchased by a participant during any enrollment period, and no participant’s right to acquire shares may accrue at a rate exceeding $25,000 of fair market value of Common Stock (determined as the lower of the fair market value on the first trading day in an enrollment period or the fair market value on the purchase date) in any calendar year.

The board of directors may administer the ESPP or it may delegate its authority to a committee of the board of directors. The board of directors may amend or terminate the ESPP at any time and may provide for an adjustment in the purchase price and the number and kind of securities available under the plan in the event of a reorganization, recapitalization, stock split, or other similar event. However, amendments that would increase the number of shares reserved for purchase, or would otherwise require stockholder approval in order to comply with certain federal tax laws, require stockholder approval. Shares available under the plan may be either outstanding shares repurchased by the Company or newly issued shares.

The following table shows the “Dollar Value” and number of shares applicable to the named individuals and groups under the 1997 Employee Stock Purchase Plan during the year ended December 31, 2006, purchased on the April and October 2006 purchase dates under the ESPP at a purchase price of $4.42 and $3.876, respectively. These amounts represent 85% of the closing price on the first trading date of the enrollment period of November 2005, May 2006 or November 2006. The “Dollar Value” is the difference between the fair market value of the Common Stock on the purchase date of April 28, 2006 or October 31, 2006 and the participant’s purchase price of $4.42 or $3.876 per share.

Since purchase rights are subject to discretion, including an employee’s decision not to participate in the ESPP, awards under the ESPP for the current fiscal year are not determinable. No purchase rights have been granted with respect to the additional 100,000 shares for which approval is requested.

Plan Benefits—1997 Employee Stock Purchase Plan

Name	Dollar Value ($)	Number of Shares
Michael O’Connell	$3,023	4,150
John Barr	$1,253	1,721
Executive Officers as a Group	$4,276	5,871
Non-Executive Officer Employee Group	$4,556	6,258

Federal Income Tax Consequences

In general, participants will not have taxable income or loss under the ESPP until they sell or otherwise dispose of shares acquired under the plan (or die holding such shares). If the shares are held, as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the enrollment period during which the shares were purchased; and (ii) one year following purchase, a participant will have taxable ordinary income equal to 15% of the fair market value of the shares on the first day of the enrollment period (but not in excess of the fair market value of the shares at the time of sale over the purchase price). Any additional gain (or loss) from the sale will be long-term capital gain (or loss). The Company is not entitled to an income tax deduction if the holding periods are satisfied.

If the shares are sold or disposed of before the expiration of either of the foregoing holding periods (a “disqualifying disposition”), a participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. In addition, the participant will have a taxable capital gain (or loss) measured by the difference between the sale price and the participant’s purchase price which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant in a disqualifying disposition.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL TWO TO APPROVE THE INCREASE TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Under the applicable rules of the Securities and Exchange Commission, a stockholder who wishes to submit a proposal for inclusion in the Proxy Statement of the Board of Directors for the Annual Meeting of Stockholders to be held in the spring of 2008 must submit such proposal in writing to the Secretary of the Company at the Company’s principal executive offices no later than December 19, 2007. The applicable rules of the Securities and Exchange Commission impose certain limitations on the content of proposals and also contain certain eligibility and other requirements (including the requirement that the proponent must have continuously held at least $2,000 in market value or 1% of the Company’s Common Stock for at least one year before the proposal is submitted). In addition, if the Company is not notified by March 3, 2008 of a proposal to be brought before the 2008 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

OTHER MATTERS

The Board does not intend to bring any other business before the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Julian N. Stern, Secretary

Redwood City, California
November 15, 2007

You Are Cordially Invited To Attend The Meeting In Person.

Annex A

A.P. PHARMA, INC.

2007 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.

The purpose of this Plan is to encourage ownership in A.P. Pharma, Inc., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2. Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c) “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award” means a Stock Award or Option granted in accordance with the terms of the Plan.

(e) “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f) “Award Agreement” means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, any of the following:

(i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by a Company’s or Affiliate’s code of conduct or other policies (including without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company or an Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate (including, without limitation, habitual absence from work for reasons other than illness), and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company or an Affiliate.

(i) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, the occurrence of any of the following:

i. an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or such surviving entity immediately outstanding after the Transaction, or, in the case of an Ownership Change Event described in Section 2(dd)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

ii. the liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities in the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive. The Board may also, but need not, specify that other transactions or events constitute a Change in Control.

(j) “Code” means the United States Internal Revenue Code of 1986, as amended.

(k) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means A.P. Pharma, Inc., a Delaware corporation, or its successor.

(n) “Consultant” means any person (including an advisor or an employee of an entity) that is engaged by the Company or any Parent, Subsidiary or Affiliate, to render services and is compensated for such services.

(o) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Company for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Company ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(p) “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

(q) “Director” means a member of the Board.

(r) “Effective Date” means the date of approval of the Plan by the stockholders of the Company in the manner and to the extent required by Applicable Laws.

(s) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Inside Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an Employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of a share of Common Stock or other property as determined by the Administrator, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

i. If, on such date, the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Global Market, the Fair Market Value of a share of Common Stock shall be the closing price on such date of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the stock is so quoted instead) as quoted on such exchange or market system constituting the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion.

ii. If, on such date, the Common Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be as determined by the Administrator in good faith using a reasonable application of a reasonable valuation method without regard to any restriction other than a restriction which, by its terms, will never lapse.

(v) “Grant Date” means, for all purposes, the date on which the Administrator approves the determination of the grant of an Award, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Inside Director” means a Director who is an Employee.

(y) “Nasdaq” means the Nasdaq Global Market or its successor.

(z) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(cc) “Outside Director” means a Director who is not an Employee.

(dd) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company.

(ee) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(ff) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(gg) “Plan” means this A.P. Pharma, Inc. 2007 Equity Incentive Plan.

(hh) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.

(ii) “Restricted Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(kk) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the grant date and the exercise date granted under Section 12.

(ll) “Stock Award” means an award or issuance of Shares, Restricted Stock Units, Stock Appreciation Rights or other similar awards made under Section 12 of the Plan, the grant, issuance, retention, vesting, settlement, and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(mm) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(nn) “Termination of Continuous Service” shall mean ceasing to be in Continuous Service as an Employee, Consultant or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Continuous Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Continuous Service.

(oo) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3. Stock Subject to the Plan.

(a) Aggregate Limits. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 3,000,000 shares of Common Stock. Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan. If an Awardee pays the exercise or purchase price of an Award granted under the Plan through the tender or withholding of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall become available for re-issuance thereafter under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b) Code Section 162(m) Share Limits. Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 300,000, except that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Awards covering up to an additional 200,000 Shares during the year in which such service commences. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 14(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

4. Administration of the Plan.

(a) Procedure.

i. Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates.

ii. Section 162. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii. Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iv. Other Administration. The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code or (C) any other executive officer.

v. Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

vi. Nasdaq. The Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i. to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii. to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

iii. to determine the type of Award to be granted to the selected Employees, Consultants and Directors;

iv. to approve forms of Award Agreements for use under the Plan;

v. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

vi. to correct administrative errors;

vii. to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

viii. to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

ix. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

x. to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

xi. to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xii. to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xiii. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiv. to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xv. to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award;

xvi. to cause all outstanding Awards held by an Awardee to terminate immediately in their entirety (including as to vested Options) upon first notification to the Awardee of the Awardee’s Termination of Continuous Service for Cause. If an Awardee’s Continuous Service with the Company is suspended pending an investigation of whether the Awardee shall be terminated for Cause, the Administrator has the authority to cause all the Awardee’s rights under all outstanding Awards to be suspended during the investigation period in which event the Awardee shall have no right to exercise any outstanding Awards.

xvii. to determine whether and to what extent the vesting of Awards shall be tolled during any unpaid leave of absence. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

xviii. to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5. Eligibility.

Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6. Term of Plan.

The Plan shall become effective on the Effective Date. It shall continue in effect for a term of ten (10) years from the later of the Effective Date or the date any amendment to add shares to the Plan is approved by stockholders of the Company unless terminated earlier under Section 15 of the Plan.

7. Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date.

8. Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i. In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

ii. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

iii. Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator, or to grant fully vested Options. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i. cash;

ii. check or wire transfer (denominated in U.S. Dollars);

iii. subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv. consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

v. cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;

vi. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vii. any combination of the foregoing methods of payment.

(e) No Option (or Stock Appreciation Right) Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 14(a) of the Plan), a Repricing (as defined below) is prohibited without approval by the stockholders of the Company.

“Repricing” means any of the following or any other action that has the same purpose and effect: (a) lowering the exercise price of an outstanding Option or Stock Appreciation Right granted under this Plan after it is granted; (b) any other action affecting an outstanding Option or Stock Appreciation Right granted under this Plan that is treated as a repricing under United States generally accepted accounting principles; (c) canceling an outstanding Option or Stock Appreciation Right granted under this Plan at a time when its exercise or purchase price exceeds the then fair market value of the stock underlying such outstanding Option or Stock Appreciation Right, in exchange for another Option or Stock Appreciation Right or a cash payment, unless the cancellation and exchange occurs in connection with a merger, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off, spin-out, or other similar corporate transaction.

9. Effect of Termination of Continuous Service on Awards

(a) Generally. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Continuous Service other than as a result of circumstances described in Sections 9(b), (c), (d) and (e) below, all outstanding Awards granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Continuous Service may be exercised by the Awardee until the earlier of (A) three (3) months following Awardee’s Termination of Continuous Service or (B) the expiration of the term of such Award; provided, however, that the Administrator may in the Award Agreement specify a period of time (but not beyond the expiration date of the Award) following Termination of Continuous Service during which the Awardee may exercise the Award as to Shares that were vested and exercisable as of the date of Termination of Continuous Service. To the extent such a period following Termination of Continuous Service is specified, the Award shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

(b) Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Continuous Service as a result of the Awardee’s disability, including Total and Permanent Disability, all outstanding Awards granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Continuous Service may be exercised by the Awardee until the earlier of (A) twelve (12) months following Awardee’s Termination of Continuous Service as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Award. If the Participant does not exercise such Award within the time specified, the Award (to the extent not exercised) shall automatically terminate.

(c) Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Continuous Service as a result of the Awardee’s death, all outstanding Awards granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) twelve (12) months following the Awardee’s death or (B) the expiration of the term of such Award. If an Award is held by the Awardee when he or she dies, such Award may be exercised, to the extent the Award is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Award under the Awardee’s will or the laws of descent or distribution; provided that the Company need not accept exercise of an Award by such beneficiary, executor or administrator unless the Company has satisfactory evidence of such person’s authority to act as such. If the Award is not so exercised within the time specified, such Award (to the extent not exercised) shall automatically terminate. The Awardee’s service shall be deemed to have terminated on account of death if the Awardee dies within three (3) months (or such longer period as determined by the Administrator, in its discretion) after the Awardee’s Termination of Continuous Service.

(d) Termination for Cause. The Administrator has the authority to cause all outstanding Awards held by an Awardee to terminate immediately in their entirety (including as to vested Awards) upon first notification to the Awardee of the Awardee’s Termination of Continuous Service for Cause in accordance with Section 4(b)(xvi) above.

(e) Other Terminations of Continuous Service. The Administrator may provide in the applicable Award Agreement for different treatment of Awards upon Termination of Continuous Service of the Awardee than that specified above.

(f) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Award is to remain exercisable following an Awardee’s Termination of Continuous Service from the periods set forth in Sections 9(a), (b), (c), (d) and (e) above or in the Award Agreement to such greater time as the Administrator shall deem appropriate, provided that in no event shall such Award be exercisable later than the date of expiration of the term of such Award as set forth in the Award Agreement.

(g) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than a termination for Cause, if a sale within the applicable time periods set forth in Section 9(a), (b), (c) and (e) above or in the Award Agreement is prevented by Section 18 below, the Award shall remain exercisable until thirty (30) days after the date the Awardee is notified by the Company that the Award is exercisable, but in any event no later than the Award expiration date.

(h) Extension if Subject to Section 16(b). Notwithstanding the foregoing, other than a termination for Cause, if a sale within the applicable time periods set forth in Section 9(a), (b), (c) and (e) above or in the Award Agreement would subject the Awardee to a suit under Section 16(b) of the Exchange Act, the Award shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of shares by the Awardee would no longer be subject to suit, (ii) the one hundred ninetieth (190th) day after Awardee’s Termination of Continuous Service, or (iii) the Award expiration date.

10. Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 10(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability. An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(e) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

11. Exercise of Award.

(a) Procedure for Exercise.

i. Any Award granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

ii. An Award shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Award; (B) full payment for the Shares with respect to which the related Award is exercised; and (C) payment of all applicable withholding taxes (if any).

iii. An Award may not be exercised for a fraction of a Share.

(b) Rights as a Stockholder. The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Award is exercised. Shares issued upon exercise of an Award shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Award, notwithstanding the exercise of the Award.

12. Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Restrictions and Performance Criteria. The grant, issuance, retention, settlement and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Unless otherwise permitted in compliance with the requirements of Code Section 162(m) with respect to an Award intended to comply as “performance-based compensation” thereunder, the Committee shall establish the Qualifying Performance Criteria applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.

(c) Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Continuous Service, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased or earned any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d) Rights as a Stockholder. Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall not be entitled to receive dividend payments or any credit therefor as if he or she was an actual stockholder.

(e) Stock Appreciation Rights.

i. General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Stock Award Agreement.

ii. Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Administrator may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Administrator and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

iii. Nonassignability of Stock Appreciation Rights. Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

13. Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner for value other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 10(c), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before taxes; and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue or growth in revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; (xxvi) ratio of nonperforming assets to total assets; and (xxvii) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements; and (F) mergers, acquisitions or divestitures.

(c) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e) Tax Withholding Obligation. As a condition of the grant, issuance, vesting, exercise or settlement of an Award granted under the Plan, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, issuance, vesting, exercise or settlement of the Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(f) Compliance with Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award

Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.

(g) Deferral of Award Benefits. The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program”) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A and the Guidance.

14. Adjustments upon Changes in Capitalization, Dissolution, or Change In Control

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, the price per Share subject to each such outstanding Award and each of the share limits set forth in Section 3(a) and 3(b), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, payment of a dividend or distribution in a form other than stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of the shares of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c) Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of Shares and exercise or purchase price applicable) to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards; and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash or other payment to the Participant.

For purposes of this Section 14(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 14(a); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Laws. To the extent required to comply with Section 162(m), the Company shall seek re-approval of the Plan from time to time by the stockholders. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

i. materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 14 of the Plan; or

ii. reduce the minimum exercise prices at which Options may be granted under the Plan (as set forth in Section 8(b)); or

iii. result in a Repricing (as defined in Section 8(e)) of Options or Stock Appreciation Rights; or

iv. change the class of persons eligible to receive Awards under the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, stock options or cash bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

16. Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17. No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ or service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18. Legal Compliance.

Subject to Section 22, Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

21. Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be appointed in accordance with the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

22. Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares (including under Section 18 above) as to which the Company has been unable, or the Arbitration deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c) Forfeiture. The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

23. Indemnification.

In addition to such other rights of indemnification as they may have as members of the Board or Officers or employees of the Company or an Affiliate, members of the Board and any Officers or employees of the Company or an Affiliate to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in any such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

24. Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF A.P. PHARMA, INC. FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 14, 2007

The undersigned stockholder of A.P. Pharma, Inc., a Delaware corporation, (the “Company”) hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated November 15, 2007, and hereby appoints Gregory Turnbull and Michael O’Connell or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of A.P. Pharma, Inc. to be held on Friday, December 14, 2007 at 9:00 a.m., local time, at 123 Saginaw Drive, Redwood City, California 94063 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

The Board of Directors recommends that you vote FOR the proposals on the reverse side. This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED THIS PROXY WILL BE VOTED FOR THE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement:

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

Call toll free 1-800-652-VOTE (8683) in the United States or	Go to the following web site:
Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	WWW.INVESTORVOTE.COM

Follow the simple instructions provided by the recorded message.	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on December 14, 2007.

THANK YOU FOR VOTING

☐ Mark this box with an X if you have made changes to your name or address details above.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1.	Approve the adoption of the Company’s 2007 Equity Incentive Plan comprising 3,000,000 shares of Common Stock reserved for issuance under the Company’s 2007 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

2.	Approve the amendment of the Company’s 1997 Employee Stock Purchase Plan to increase by 100,000 the number of shares of Common Stock reserved for issuance under the Company’s 1997 Employee Stock Purchase Plan.

FOR	AGAINST	ABSTAIN

and, in their discretion, upon any postponement(s) or adjournment(s) of the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (I) APPROVE THE ADOPTION OF THE COMPANY’S 2007 EQUITY INCENTIVE PLAN COMPRISING 3,000,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY’S 2007 EQUITY INCENTIVE PLAN; AND (II) APPROVE THE AMENDMENT OF THE COMPANY’S 1997 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 100,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY’S 1997 EMPLOYEE STOCK PURCHASE PLAN.

Date:
Signature
Date:
Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)